SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

CUTERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0492262
(State of Incorporation)	(I.R.S. Employer Identification No.)

3240 Bayshore Boulevard, Brisbane, CA	94005
(Address of principal executive offices)	(ZIP Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable):

333-111928

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

Incorporated by reference to the “Description of Capital Stock” section of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 15, 2004, as amended on February 27, 2004 and March 9, 2004 or as subsequently amended (Registration No. 333-111928) (the “Registration Statement”).

Item 2.	Exhibits

The following exhibits are filed as part of this registration statement (all of which are incorporated by reference to the corresponding exhibit as filed with the Registration Statement):

3.2	Amended and Restated Certificate of Incorporation of the Registrant (Delaware) to be effective upon the closing of the offering.

3.4	Bylaws of the Registrant to be effective upon the closing of the offering.

4.1	Specimen Common Stock certificate of the Registrant.

10.5	Amended and Restated Investor Rights Agreement dated November 12, 1999 by and among the Registrant and certain stockholders.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 22, 2004	Cutera, Inc.

	By:	/s/ Kevin P. Connors
Kevin P. Connors President and Chief Executive Officer